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Exhibit 13.1

CERTIFICATION OF CEO AND CFO
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

                    In connection with the annual report of Neovasc Inc. (the "Registrant") filed under cover of Form 20-F for the period ended December 31, 2018, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Fred A. Colen as Chief Executive Officer of the Registrant and Chris Clark as Chief Financial Officer of the Registrant, each hereby certifies, pursuant to 18 U.S.C. §1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, to the best of his knowledge that:

      (1)
      the Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

      (2)
      the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

/s/ FRED A. COLEN
Name:	Fred A. Colen
Title:	Chief Executive Officer
Date:	March 21, 2019

/s/ CHRIS CLARK
Name:	Chris Clark
Title:	Chief Financial Officer
Date:	March 21, 2019

                    This certification accompanies the Report pursuant to § 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Registrant for purposes of §18 of the Securities Exchange Act of 1934, as amended.

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  Exhibit 13.1
CERTIFICATION OF CEO AND CFO PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002